Exhibit 99.1

Media Contact: Lisa Passé +1-206-318-7100 press@starbucks.com	Investor Relations Contacts: JoAnn DeGrande/Greg Smith +1-206-318-7118 investorrelations@starbucks.com
Starbucks Closes Teavana Acquisition

SEATTLE AND ATLANTA, Dec. 31, 2012 –Starbucks Coffee Company (NASDAQ:SBUX) today announced that the company’s planned acquisition of Teavana Holdings, Inc. (NYSE: TEA) has formally closed, making Teavana a wholly-owned subsidiary of Starbucks and the newest addition to Starbucks emerging brands portfolio, which also includes Evolution Fresh, La Boulange, Seattle’s Best Coffee and Tazo.

Starbucks acquired Teavana for an aggregate acquisition price of approximately $620 million in cash and is expecting the acquisition to be accretive to earnings by approximately $0.01 per share in fiscal year 2013, based upon the previously announced earnings targets. Teavana public stockholders of record will receive $15.50 per share in cash.

Find more details about the future of Teavana and tea at Starbucks by reading a blog posted today by Jeff Hansberry, president, Channel Development and Emerging Brands.

About Starbucks Corporation
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest-quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

About Teavana
Founded in 1997, the company offers new tea enthusiasts and tea connoisseurs alike its "Heaven of Tea" retail experience where passionate and knowledgeable "Teaologists" engage and educate them about the ritual and enjoyment of tea. The company's mission is to establish Teavana as the most recognized and respected brand in the tea industry by expanding the culture of tea across the world. For more information, visit http://www.teavana.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include: evolving understanding of the definition of and consumer preference for super-premium tea; continued growth in the health and wellness sector and market acceptance of Starbucks in that sector; the ability of Starbucks to accelerate its growth in the health and wellness sector and in the tea category; the potential introduction of super-premium tea by new market entrants; the ability of Starbucks to successfully integrate Teavana; the long-term success of Starbucks strategy to innovate with new products, enter new categories and expand into new channels of distribution; the outcome of any legal proceedings that may be instituted against Teavana and others related to the transaction; the ability to retain certain key employees of Teavana; and the risk factors disclosed in Starbucks most recent Annual Report on Form 10-K, which Starbucks filed with the Securities and Exchange Commission on November 16, 2012. Forward-looking statements reflect management’s analysis as of the date of this release. Starbucks does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.

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